
<ARTICLE> BD<F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          NOV-24-2000
<PERIOD-START>                             NOV-29-1999<F2>
<PERIOD-END>                               MAY-26-2000
<CASH>                                          19,486<F3>
<RECEIVABLES>                                   30,575
<SECURITIES-RESALE>                             31,606
<SECURITIES-BORROWED>                           92,699
<INSTRUMENTS-OWNED>                             97,726
<PP&E>                                           1,529<F4>
<TOTAL-ASSETS>                                 278,319
<SHORT-TERM>                                    44,801
<PAYABLES>                                      64,929
<REPOS-SOLD>                                    35,114
<SECURITIES-LOANED>                             10,957
<INSTRUMENTS-SOLD>                              77,118
<LONG-TERM>                                     24,734
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             4
<OTHER-SE>                                      11,901
<TOTAL-LIABILITY-AND-EQUITY>                   278,319
<TRADING-REVENUE>                                3,431<F5>
<INTEREST-DIVIDENDS>                             8,028
<COMMISSIONS>                                    1,181<F6>
<INVESTMENT-BANKING-REVENUES>                    2,815
<FEE-REVENUE>                                      705<F6>
<INTEREST-EXPENSE>                               7,512
<COMPENSATION>                                   4,536<F7>
<INCOME-PRETAX>                                  2,737
<INCOME-PRE-EXTRAORDINARY>                       2,737
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,642
<EPS-BASIC>                                       3.39
<EPS-DILUTED>                                     3.23

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the condensed consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the condensed consolidated statement of financial condition.
<F4>Included in other assets on the condensed consolidated statement of financial condition.
<F5>Includes revenues from principal investments, which mainly represents revenues from the firm's merchant banking investments.
<F6>Included in revenues from asset management and securities services on the consolidated statement of earnings.
<F7>Includes amortization of employee initial public offering awards.

